                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by Article  FIFTH and Article  SEVENTH of the Articles of  Incorporation  of the
Corporation,  the Board of Directors of the Corporation (a) has duly established one new class of shares (each  hereinafter  referred to as a "Class") for one of the eight Series  (hereinafter  referred to as "Series") of capital stock of the
Corporation and (b) has allocated Two Billion Eight Hundred Eighty Seven Million
Five   Hundred   Thousand   (2,887,500,000)   shares   of  the   Three   Billion
(3,000,000,000) shares of authorized capital stock of the Corporation, par value
One Cent ($0.01) per share,  for an aggregate  par value of Twenty Eight Million
Eight Hundred Seventy Five Thousand  Dollars  ($28,875,000).  As a result of the action  taken by the Board of  Directors  referenced  in Article  FIRST of these
Articles  Supplementary,  the Series and the number of shares and  aggregate par value of each is as follows:

     Series                                  Number of Shares                Aggregate Par Value
     ------                                  ----------------                -------------------

International Growth Fund                       1,400,000,000                   $14,000,000
International Discovery Fund                      480,000,000                   $ 4,800,000
Emerging Markets Fund                             165,000,000                   $ 1,650,000
Global Growth Fund                                170,000,000                   $ 1,700,000
Life Sciences Fund                                220,000,000                   $ 2,200,000
Technology Fund                                   327,500,000                   $ 3,275,000
International Opportunities Fund                  125,000,000                   $ 1,250,000
European Growth Fund                                        0                   $         0

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SECOND:  Pursuant  to  authority  expressly  vested  in  the  Board  of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the  Corporation  and (b) has  allocated  the shares  designated to the
Series in Article  FIRST above  among the Classes of shares.  As a result of the action taken by the Board of  Directors,  the Classes of shares of the eight (8)
Series of stock of the  Corporation  and the number of shares and  aggregate par value of each is as follows:

                                                                   Number of Shares       Aggregate
    Series Name                             Class Name             as Allocated           Par Value
    -----------                             ----------             ------------           ---------
International Growth Fund                   Investor               1,000,000,000         $10,000,000
                                            Institutional            150,000,000           1,500,000
                                            Service                            0                   0
                                            Advisor                  100,000,000           1,000,000
                                            R                         50,000,000             500,000
                                            C                         25,000,000             250,000
                                            A                         25,000,000             250,000
                                            B                         25,000,000             250,000
                                            C II                      25,000,000             250,000

International Discovery Fund                Investor                 400,000,000          $4,000,000
                                            Institutional             75,000,000             750,000
                                            Service                            0                   0
                                            Advisor                    5,000,000              50,000
                                            C                                n/a                 n/a

Emerging Markets Fund                       Investor                 100,000,000          $1,000,000
                                            Institutional             50,000,000             500,000
                                            Service                            0                   0
                                            Advisor                    5,000,000              50,000
                                            C                         10,000,000             100,000

Global Growth Fund                          Investor                 150,000,000          $1,500,000
                                            Institutional              5,000,000              50,000
                                            Advisor                    5,000,000              50,000
                                            C                         10,000,000             100,000

Life Sciences Fund                          Investor                 200,000,000          $2,000,000
                                            Institutional              5,000,000              50,000
                                            Advisor                    5,000,000              50,000
                                            C                         10,000,000             100,000

Technology Fund                             Investor                 300,000,000          $3,000,000
                                            Institutional             15,000,000             150,000
                                            Advisor                    5,000,000              50,000
                                            C                          7,500,000              75,000

International Opportunities Fund            Investor                 100,000,000          $1,000,000
                                            Institutional             25,000,000             250,000
                                            C                                n/a                 n/a

European Growth Fund                        Investor                           0              $    0
                                            Institutional                      0                   0
                                            Advisor                            0                   0
                                            C                                  0                   0

         THIRD:  Except as otherwise provided by the express provisions of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH:  A description  of the series and classes of shares,  including the  preferences,  conversion  and other rights,  voting  powers,  restrictions, limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

         FIFTH:   The  Board  of  Directors  of  the  Corporation  duly  adopted resolutions dividing into Series the authorized capital stock of the Corporation
and   allocating   shares  to  each  Series  as  set  forth  in  these  Articles
Supplementary.

         SIXTH:   The  Board  of  Directors  of  the  Corporation  duly  adopted resolutions  establishing the Series and allocating shares to the Series, as set forth in  Article  FIRST,  and  dividing  the  Series  of  capital  stock of the
Corporation into Classes as set forth in Article SECOND.

         IN WITNESS  WHEREOF,  AMERICAN  CENTURY  WORLD MUTUAL  FUNDS,  INC. has
caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf  by its  Vice  President  and  attested  to by its  Assistant
Secretary on this 14th day of August, 2003.

                                                     AMERICAN CENTURY WORLD
ATTEST:                                              MUTUAL FUNDS, INC.

/s/Anastasia Enneking                              By: /s/Charles A. Etherington
Name:  Anastasia Enneking                          Name:  Charles A. Etherington
Title: Assistant Secretary                         Title: Vice President

         THE UNDERSIGNED  Vice President of AMERICAN CENTURY WORLD MUTUAL FUNDS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  August 14, 2003                   /s/Charles A. Etherington
                                          Charles A. Etherington, Vice President